                                                                    EXHIBIT 13.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     Pursuant to 18 U.S.C. 1350, as created by Section 906 of the Sarbanes-Oxley
Act of 2002, the undersigned officer of Northwestern Mineral Ventures Inc. (the
"Company") hereby certifies, to such officer's knowledge, that:

     (i) the accompanying Annual Report on Form 20-F of the Company for the
fiscal year ended December 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) or Section 15 (d), as applicable, of the
Securities Exchange Act of 1934, as amended; and

     (ii) the information contained in the Report fairly presents, in all material respects, the financia1 condition and results of operations of the
Company.

Date: June 23, 2006
           --

                                                     /s/ Errol Farr
                                                     ------------------------
                                                     Errol Farr
                                                     Chief Financial Officer

The foregoing certifications are being furnished solely to accompany the Report pursuant to 18 U.S.C. 1350, and are not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and are not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

/<DOCUMENT>